Exhibit 99.1

News Release
One M&T Plaza, Buffalo, NY 14203	October 16, 2025

M&T Bank Corporation (NYSE:MTB) announces third quarter 2025 results
M&T Bank Corporation ("M&T" or "the Company") reports quarterly net income of $792 million or $4.82 of diluted earnings per common share.

(Dollars in millions, except per share data)	3Q25	2Q25	3Q24
Earnings Highlights
Net interest income	$1,761	$1,713	$1,726
Taxable-equivalent adjustment	12	9	13
Net interest income - taxable-equivalent	1,773	1,722	1,739
Provision for credit losses	125	125	120
Noninterest income	752	683	606
Noninterest expense	1,363	1,336	1,303
Net income	792	716	721
Net income available to common shareholders - diluted	754	679	674
Diluted earnings per common share	4.82	4.24	4.02
Return on average assets - annualized	1.49%	1.37%	1.37%
Return on average common shareholders' equity - annualized	11.45	10.39	10.26
Average Balance Sheet
Total assets	$211,053	$210,261	$209,581
Interest-bearing deposits at banks	17,739	19,698	25,491
Investment securities	36,559	35,335	31,023
Loans	136,527	135,407	134,751
Deposits	162,706	163,406	161,505
Borrowings	15,633	14,263	15,428
Selected Ratios
(Amounts expressed as a percent, except per share data)
Net interest margin	3.68%	3.62%	3.62%
Efficiency ratio (1)	53.6	55.2	55.0
Net charge-offs to average total loans - annualized	.42	.32	.35
Allowance for loan losses to total loans	1.58	1.61	1.62
Nonaccrual loans to total loans	1.10	1.16	1.42
Common equity Tier 1 ("CET1") capital ratio (2)	10.99	10.99	11.54
Common shareholders' equity per share	$170.43	$166.94	$159.38
(1) A reconciliation of non-GAAP measures is included in the tables that accompany this release.
(2) CET1 capital ratio at September 30, 2025 is estimated.

Financial Highlights
•Taxable-equivalent net interest income increased $51 million in the recent quarter as compared with the second quarter of 2025 reflecting an additional day of earnings, favorable earning asset and interest-bearing liability repricing and the impact of $20 million of lower taxable-equivalent interest income in the second quarter of 2025 resulting from an alignment of amortization periods for certain municipal bonds obtained from the acquisition of People’s United Financial, Inc.
•Average loans in the recent quarter reflect higher average balances of commercial and industrial, consumer and residential real estate loans, partially offset by a lower average balance of commercial real estate loans.
•Higher noninterest income reflects a distribution of an earnout payment of $28 million related to the Company's 2023 sale of its Collective Investment Trust ("CIT") business, a $20 million distribution from M&T's investment in Bayview Lending Group LLC ("BLG"), higher mortgage banking revenues and a gain on the sale of equipment leases, partially offset by gains on the sales of an out-of-footprint loan portfolio of $15 million and a subsidiary that specialized in institutional services of $10 million each in the second quarter of 2025.
•The increase in noninterest expense was primarily attributed to higher severance-related expense, an impairment of a renewable energy tax credit investment and a rise in expenses associated with the Company's supplemental executive retirement savings plan.
•Reflecting improved asset quality, the allowance for loan losses as a percentage of total loans declined 3 basis points to 1.58% at September 30, 2025.
•M&T repurchased 2.1 million shares of its common stock during the recent quarter for a total cost of $409 million, compared with 6.1 million shares for a total cost of $1.1 billion in the second quarter of 2025. M&T's CET1 capital ratio is estimated to be 10.99% at September 30, 2025.

Chief Financial Officer Commentary
"M&T's businesses generated strong fee income in 2025 and contributed to M&T's earnings growth in the recent quarter. Our improved credit quality and loan growth each reflect the dedication of our teams to prudent lending in service of our customers and communities. We continued to return capital to our investors including an 11% increase in quarterly dividends on M&T's common stock. Our results are a reflection of M&T's commitment to finding solutions for a diverse customer base and making a difference in people's lives."

- Daryl N. Bible, M&T's Chief Financial Officer
Contact:
Investor Relations: Steve Wendelboe    716.842.5138
Media Relations: Frank Lentini     929.651.0447

Third Quarter 2025 Results

Non-GAAP Measures (1)

(Dollars in millions, except per share data)	3Q25	2Q25	Change 3Q25 vs. 2Q25	3Q24	Change 3Q25 vs. 3Q24
Net operating income	$798	$724	10%	$731	9%
Diluted net operating earnings per common share	4.87	4.28	14	4.08	19
Annualized return on average tangible assets	1.56%	1.44%		1.45%
Annualized return on average tangible common equity	17.13	15.54		15.47
Efficiency ratio	53.6	55.2		55.0
Tangible equity per common share	$115.31	$112.48	3	$107.97	7

(1)A reconciliation of non-GAAP measures is included in the tables that accompany this release.
M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature.

Taxable-equivalent Net Interest Income

(Dollars in millions)	3Q25	2Q25	Change 3Q25 vs. 2Q25	3Q24	Change 3Q25 vs. 3Q24
Average earning assets	$190,920	$190,535	—%	$191,366	—%
Average interest-bearing liabilities	134,283	132,516	1	130,775	3
Net interest income - taxable-equivalent	1,773	1,722	3	1,739	2
Yield on average earning assets	5.59%	5.51%		5.82%
Cost of interest-bearing liabilities	2.71	2.71		3.22
Net interest spread	2.88	2.80		2.60
Net interest margin	3.68	3.62		3.62
Taxable-equivalent net interest income increased $51 million in the recent quarter as compared with the second quarter of 2025 reflecting an additional day of earnings, favorable earning asset and interest-bearing liability repricing and the impact of $20 million of lower taxable-equivalent interest income in the second quarter of 2025 resulting from an alignment of amortization periods for certain municipal bonds obtained from the acquisition of People’s United Financial, Inc.

Taxable-equivalent net interest income increased $34 million as compared with the year-earlier third quarter reflecting favorable earning asset and interest-bearing liability repricing as net interest spread widened 28 basis points.

Third Quarter 2025 Results

Average Earning Assets

(Dollars in millions)	3Q25	2Q25	Change 3Q25 vs. 2Q25	3Q24	Change 3Q25 vs. 3Q24
Interest-bearing deposits at banks	$17,739	$19,698	-10%	$25,491	-30%
Trading account	95	95	—	101	-6
Investment securities	36,559	35,335	3	31,023	18
Loans
Commercial and industrial	61,716	61,036	1	59,779	3
Real estate - commercial	24,353	25,333	-4	29,075	-16
Real estate - residential	24,359	23,684	3	22,994	6
Consumer	26,099	25,354	3	22,903	14
Total loans	136,527	135,407	1	134,751	1
Total earning assets	$190,920	$190,535	—	$191,366	—
Average earning assets increased $385 million from the second quarter of 2025 reflecting purchases of investment securities and net loan fundings, partially offset by lower interest-bearing deposits at banks. Growth in commercial and industrial loans, primarily in loans to the financial and insurance industry, residential real estate loans and consumer loans, predominantly recreational finance loans, contributed to the increase in average loans in the recent quarter. Partially offsetting that loan growth was a decline in average commercial real estate loans of $980 million, reflecting payoffs and the full-quarter impact of the sale of an out-of-footprint residential builder and developer loan portfolio.
Average earning assets decreased $446 million from the third quarter of 2024. Average interest-bearing deposits at banks decreased $7.8 billion reflecting purchases of investment securities and loan growth, partially offset by higher average deposit balances. Average loan increases resulted from higher average commercial and industrial loans of $1.9 billion, reflecting growth in loans to the financial and insurance industry, an increase in average residential real estate loans of $1.4 billion, and higher average consumer loans of $3.2 billion, reflecting a rise in average balances of recreational finance and automobile loans. Partially offsetting those increases was a $4.7 billion decline in average commercial real estate loans.

Third Quarter 2025 Results

Average Interest-bearing Liabilities

(Dollars in millions)	3Q25	2Q25	Change 3Q25 vs. 2Q25	3Q24	Change 3Q25 vs. 3Q24
Interest-bearing deposits
Savings and interest-checking deposits	$104,660	$103,963	1%	$98,295	6%
Time deposits	13,990	14,290	-2	17,052	-18
Total interest-bearing deposits	118,650	118,253	—	115,347	3
Short-term borrowings	2,844	3,327	-15	4,034	-30
Long-term borrowings	12,789	10,936	17	11,394	12
Total interest-bearing liabilities	$134,283	$132,516	1	$130,775	3
Average interest-bearing liabilities rose $1.8 billion from the second quarter of 2025. Higher average borrowings resulted from issuances of senior notes in the second quarter of 2025 and subordinated notes in the recent quarter, partially offset by lower average short-term borrowings from the FHLB of New York.
Average interest-bearing liabilities increased $3.5 billion from the third quarter of 2024, largely attributable to a $3.6 billion increase in non-brokered interest-bearing deposits. Average borrowings increased $205 million reflecting higher average long-term borrowings from issuances of senior and subordinated notes and other long-term debt since the third quarter of 2024, partially offset by lower average short-term and long-term borrowings from the FHLB of New York.

Third Quarter 2025 Results

Provision for Credit Losses/Asset Quality

(Dollars in millions)	3Q25	2Q25	Change 3Q25 vs. 2Q25	3Q24	Change 3Q25 vs. 3Q24
At end of quarter
Nonaccrual loans	$1,512	$1,573	-4%	$1,926	-21%
Real estate and other foreclosed assets	37	30	23	37	—
Total nonperforming assets	1,549	1,603	-3	1,963	-21
Accruing loans past due 90 days or more (1)	432	496	-13	288	50
Nonaccrual loans as % of loans outstanding	1.10%	1.16%		1.42%

Allowance for loan losses	$2,161	$2,197	-2	$2,204	-2
Allowance for loan losses as % of loans outstanding	1.58%	1.61%		1.62%
Reserve for unfunded credit commitments	$95	$80	19	$60	59

For the period
Provision for loan losses	$110	$105	5	$120	-8
Provision for unfunded credit commitments	15	20	-25	—	100
Total provision for credit losses	125	125	—	120	4
Net charge-offs	146	108	34	120	21
Net charge-offs as % of average loans (annualized)	.42%	.32%		.35%

(1)Predominantly government-guaranteed residential real estate loans.
The provision for credit losses was $125 million in each of the third and second quarters of 2025, compared with $120 million in the third quarter of 2024. The allowance for loan losses as a percentage of loans outstanding decreased from 1.61% at June 30, 2025 to 1.58% at September 30, 2025 reflecting lower levels of criticized commercial real estate loans. Net charge-offs totaled $146 million in 2025's third quarter as compared with $108 million in 2025's second quarter and $120 million in the year-earlier third quarter, representing .42%, .32% and .35%, respectively, of average loans outstanding.
Nonaccrual loans were $1.5 billion at September 30, 2025, compared with $1.6 billion at June 30, 2025 and $1.9 billion at September 30, 2024. The lower level of nonaccrual loans at the two most recent quarter ends as compared with September 30, 2024 predominantly reflects decreases in commercial real estate, commercial and industrial and consumer nonaccrual loans.

Third Quarter 2025 Results

Noninterest Income

(Dollars in millions)	3Q25	2Q25	Change 3Q25 vs. 2Q25	3Q24	Change 3Q25 vs. 3Q24
Mortgage banking revenues	$147	$130	13%	$109	36%
Service charges on deposit accounts	141	137	2	132	7
Trust income	181	182	-1	170	7
Brokerage services income	34	31	9	32	9
Trading account and other non-hedging derivative gains	18	12	66	13	34
Gain (loss) on bank investment securities	1	—	—	(2)	—
Other revenues from operations	230	191	21	152	50
Total	$752	$683	10	$606	24
Noninterest income in the third quarter of 2025 increased $69 million, or 10%, from 2025's second quarter.
•Mortgage banking revenues rose $17 million reflecting an increase in residential mortgage loan servicing income and higher gains on sales of commercial mortgage loans.
•Trading account and other non-hedging derivative gains increased $6 million reflecting an increase in revenues from interest swap transactions with commercial customers.
•Other revenues from operations increased $39 million reflecting a $28 million distribution of an earnout payment related to the Company's 2023 sale of its CIT business, a $20 million distribution from M&T's investment in BLG and a $12 million gain on the sale of equipment leases in the recent quarter, partially offset by a $15 million gain on the sale of an out-of-footprint residential builder and developer loan portfolio and a $10 million gain on the sale of a subsidiary that specialized in institutional services each in the second quarter of 2025.
Noninterest income rose $146 million, or 24%, as compared with the third quarter of 2024.
•Mortgage banking revenues rose $38 million predominantly due to increased residential mortgage loan servicing income.
•Service charges on deposit accounts increased $9 million reflecting higher commercial service charges.
•Trust income rose $11 million reflecting higher revenues from the Company's global capital markets and wealth advisory services businesses.
•Other revenues from operations increased $78 million reflecting a $28 million distribution of an earnout payment related to the Company's 2023 sale of its CIT business, a $20 million distribution from M&T's investment in BLG and a $12 million gain on the sale of equipment leases in the recent quarter. Also contributing to the increase was higher merchant discount and credit card fees, letter of credit and other credit-related fees and tax-exempt income from bank owned life insurance.

Third Quarter 2025 Results

Noninterest Expense

(Dollars in millions)	3Q25	2Q25	Change 3Q25 vs. 2Q25	3Q24	Change 3Q25 vs. 3Q24
Salaries and employee benefits	$833	$813	2%	$775	8%
Equipment and net occupancy	129	130	—	125	4
Outside data processing and software	138	138	—	123	12
Professional and other services	81	86	-7	88	-8
FDIC assessments	13	22	-41	25	-50
Advertising and marketing	23	25	-8	27	-15
Amortization of core deposit and other intangible assets	10	9	—	12	-24
Other costs of operations	136	113	21	128	6
Total	$1,363	$1,336	2	$1,303	5
Noninterest expense rose $27 million, or 2%, from the second quarter of 2025.
•Salaries and employee benefits expense increased $20 million reflecting higher severance-related expense in the recent quarter.
•FDIC assessments decreased $9 million reflecting the recent quarter reduction of estimated special assessment expense resulting from a decrease in the FDIC's loss estimates associated with certain failed banks.
•Other costs of operations increased $23 million reflecting higher expense associated with the Company's supplemental executive retirement savings plan due to market performance and an impairment of a renewable energy tax credit investment.
Noninterest expense increased $60 million, or 5%, from the third quarter of 2024.
•Salaries and employee benefits expense increased $58 million reflecting higher expenses from annual merit and other increases, a rise in average employee staffing levels and an increase in severance-related costs and medical benefits expenses.
•Outside data processing and software costs rose $15 million reflecting costs associated with enhancements to the Company's technology infrastructure, cybersecurity and financial recordkeeping and reporting systems.
•FDIC assessments declined $12 million reflecting the recent quarter reduction of estimated FDIC special assessment expense and improved asset quality.
•Other costs of operations increased $8 million reflecting the recent quarter impairment of a renewable energy tax credit investment.

Income Taxes
The Company's effective income tax rate was 22.8% in the third quarter of 2025, compared with 23.4% and 20.7% in the second quarter of 2025 and the third quarter of 2024, respectively. The year-earlier third quarter income tax expense reflects a discrete tax benefit related to certain tax credits claimed on a prior year tax return.

Third Quarter 2025 Results

Capital and Liquidity

	3Q25		2Q25	3Q24
CET1	10.99%	(1)	10.99%	11.54%
Tier 1 capital	12.49	(1)	12.50	13.08
Total capital	14.35	(1)	13.96	14.65
Tangible capital – common	8.79		8.67	8.83

(1)Capital ratios at September 30, 2025 are estimated.
M&T's capital ratios remained well above the minimum set forth by regulatory requirements. Cash dividends declared on M&T's common and preferred stock totaled $234 million and $36 million, respectively, for the quarter ended September 30, 2025. In June 2025, the Federal Reserve released the results of its most recent supervisory stress tests, in which M&T elected to participate. Based on those results, on October 1, 2025, M&T's stress capital buffer of 2.7% became effective.
The CET1 capital ratio for M&T was estimated at 10.99% as of September 30, 2025. M&T's total risk-weighted assets at September 30, 2025 are estimated to be $159.5 billion.
M&T repurchased 2.1 million shares of its common stock in accordance with its capital plan during the recent quarter at an average cost per share of $193.46 resulting in a total cost, including the share repurchase excise tax, of $409 million, compared with 6.1 million and 1.2 million shares at an average cost per share of $175.93 and $166.40 and a total cost, including the share repurchase excise tax, of $1.1 billion and $200 million in the second quarter of 2025 and the third quarter of 2024, respectively. Reflecting lower levels of share repurchases in the recent quarter M&T's tangible common equity to tangible asset ratio increased 12 basis points compared with June 30, 2025.
While not subject to the liquidity coverage ratio requirements ("LCR"), M&T estimates that its LCR on September 30, 2025 was 108%, exceeding the regulatory minimum standards that would be applicable if it were a Category III institution subject to the Category III reduced LCR requirements.

Conference Call
Investors will have an opportunity to listen to M&T's conference call to discuss third quarter financial results today at 11:00 a.m. Eastern Time. Those wishing to participate in the call may dial (800) 347-7315. International participants, using any applicable international calling codes, may dial (785) 424-1755. Callers should reference M&T Bank Corporation or the conference ID #MTBQ325. The conference call will be webcast live through M&T's website at https://ir.mtb.com/news-events/events-presentations. A replay of the call will be available through Thursday October 23, 2025, by calling (800) 723-0488 or (402) 220-2651 for international participants. No conference ID or passcode is required. The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/news-events/events-presentations.

About M&T
M&T is a financial holding company headquartered in Buffalo, New York. M&T's principal banking subsidiary, M&T Bank, provides banking products and services with a branch and ATM network spanning the eastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided in select markets in the U.S. and abroad by M&T's Wilmington Trust-affiliated companies and by M&T Bank. For more information on M&T Bank, visit www.mtb.com.

Third Quarter 2025 Results

Forward-Looking Statements
This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC. Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions.
Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control.
Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted.
While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events, developments and current conditions in the financial services industry, including trust, brokerage and investment management businesses; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T's credit ratings; domestic or international political developments and other geopolitical events, including trade and tariff policies and international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-, brokerage-, and investment management-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the initiation and outcome of potential, pending and future litigation, investigations and governmental proceedings, including tax-related examinations and other matters; operational risk events, including loss resulting from fraud by employees or persons outside M&T and breaches in data and cybersecurity; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors.
M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2024, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements.

Third Quarter 2025 Results

Financial Highlights

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(Dollars in millions, except per share, shares in thousands)	2025	2024	Change	2025	2024	Change
Performance
Net income	$792	$721	10%	$2,092	$1,907	10%
Net income available to common shareholders	754	674	12	1,981	1,805	10
Per common share:
Basic earnings	4.85	4.04	20	12.41	10.83	15
Diluted earnings	4.82	4.02	20	12.34	10.78	14
Cash dividends	1.50	1.35	11	4.20	4.00	5
Common shares outstanding:
Average - diluted (1)	156,553	167,567	-7	160,503	167,437	-4
Period end (2)	154,518	166,157	-7	154,518	166,157	-7
Return on (annualized):
Average total assets	1.49%	1.37%		1.33%	1.21%
Average common shareholders' equity	11.45	10.26		10.07	9.47
Taxable-equivalent net interest income	$1,773	$1,739	2	$5,202	$5,162	1
Yield on average earning assets	5.59%	5.82%		5.54%	5.79%
Cost of interest-bearing liabilities	2.71	3.22		2.71	3.24
Net interest spread	2.88	2.60		2.83	2.55
Contribution of interest-free funds	.80	1.02		.83	1.03
Net interest margin	3.68	3.62		3.66	3.58
Net charge-offs to average total net loans (annualized)	.42	.35		.36	.39
Net operating results (3)
Net operating income	$798	$731	9	$2,116	$1,939	9
Diluted net operating earnings per common share	4.87	4.08	19	12.49	10.97	14
Return on (annualized):
Average tangible assets	1.56%	1.45%		1.41%	1.28%
Average tangible common equity	17.13	15.47		15.07	14.51
Efficiency ratio	53.6	55.0		56.3	57.0

	At September 30,
Loan quality	2025	2024	Change
Nonaccrual loans	$1,512	$1,926	-21%
Real estate and other foreclosed assets	37	37	—
Total nonperforming assets	$1,549	$1,963	-21
Accruing loans past due 90 days or more (4)	$432	$288	50
Government guaranteed loans included in totals above:
Nonaccrual loans	$71	$69	4
Accruing loans past due 90 days or more	403	269	50
Nonaccrual loans to total loans	1.10%	1.42%
Allowance for loan losses to total loans	1.58	1.62
Additional information
Period end common stock price	$197.62	$178.12	11
Domestic banking offices	942	957	-2
Full time equivalent employees	22,383	21,986	2

(1) Includes common stock equivalents.
(2) Includes common stock issuable under deferred compensation plans.
(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4) Predominantly government-guaranteed residential real estate loans.

Third Quarter 2025 Results

Financial Highlights, Five Quarter Trend

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in millions, except per share, shares in thousands)	2025	2025	2025	2024	2024
Performance
Net income	$792	$716	$584	$681	$721
Net income available to common shareholders	754	679	547	644	674
Per common share:
Basic earnings	4.85	4.26	3.33	3.88	4.04
Diluted earnings	4.82	4.24	3.32	3.86	4.02
Cash dividends	1.50	1.35	1.35	1.35	1.35
Common shares outstanding:
Average - diluted (1)	156,553	160,005	165,047	166,969	167,567
Period end (2)	154,518	156,532	162,552	165,526	166,157
Return on (annualized):
Average total assets	1.49%	1.37%	1.14%	1.28%	1.37%
Average common shareholders' equity	11.45	10.39	8.36	9.75	10.26
Taxable-equivalent net interest income	$1,773	$1,722	$1,707	$1,740	$1,739
Yield on average earning assets	5.59%	5.51%	5.52%	5.60%	5.82%
Cost of interest-bearing liabilities	2.71	2.71	2.70	2.94	3.22
Net interest spread	2.88	2.80	2.82	2.66	2.60
Contribution of interest-free funds	.80	.82	.84	.92	1.02
Net interest margin	3.68	3.62	3.66	3.58	3.62
Net charge-offs to average total net loans (annualized)	.42	.32	.34	.47	.35
Net operating results (3)
Net operating income	$798	$724	$594	$691	$731
Diluted net operating earnings per common share	4.87	4.28	3.38	3.92	4.08
Return on (annualized):
Average tangible assets	1.56%	1.44%	1.21%	1.35%	1.45%
Average tangible common equity	17.13	15.54	12.53	14.66	15.47
Efficiency ratio	53.6	55.2	60.5	56.8	55.0

	September 30,	June 30,	March 31,	December 31,	September 30,
Loan quality	2025	2025	2025	2024	2024
Nonaccrual loans	$1,512	$1,573	$1,540	$1,690	$1,926
Real estate and other foreclosed assets	37	30	34	35	37
Total nonperforming assets	$1,549	$1,603	$1,574	$1,725	$1,963
Accruing loans past due 90 days or more (4)	$432	$496	$384	$338	$288
Government guaranteed loans included in totals above:
Nonaccrual loans	71	75	69	69	69
Accruing loans past due 90 days or more	403	450	368	318	269
Nonaccrual loans to total loans	1.10%	1.16%	1.14%	1.25%	1.42%
Allowance for loan losses to total loans	1.58	1.61	1.63	1.61	1.62
Additional information
Period end common stock price	$197.62	$193.99	$178.75	$188.01	$178.12
Domestic banking offices	942	941	955	955	957
Full time equivalent employees	22,383	22,590	22,291	22,101	21,986

(1) Includes common stock equivalents.
(2) Includes common stock issuable under deferred compensation plans.
(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.
(4) Predominantly government-guaranteed residential real estate loans.

Third Quarter 2025 Results

Condensed Consolidated Statement of Income

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(Dollars in millions)	2025	2024	Change	2025	2024	Change
Interest income	$2,680	$2,785	-4%	$7,849	$8,319	-6%
Interest expense	919	1,059	-13	2,680	3,195	-16
Net interest income	1,761	1,726	2	5,169	5,124	1
Provision for credit losses	125	120	4	380	470	-19
Net interest income after provision for credit losses	1,636	1,606	2	4,789	4,654	3
Other income
Mortgage banking revenues	147	109	36	395	319	24
Service charges on deposit accounts	141	132	7	411	383	7
Trust income	181	170	7	540	500	8
Brokerage services income	34	32	9	97	91	7
Trading account and other non-hedging derivative gains	18	13	34	39	29	32
Gain (loss) on bank investment securities	1	(2)	—	1	(8)	—
Other revenues from operations	230	152	50	563	456	23
Total other income	752	606	24	2,046	1,770	16
Other expense
Salaries and employee benefits	833	775	8	2,533	2,372	7
Equipment and net occupancy	129	125	4	391	379	3
Outside data processing and software	138	123	12	412	367	12
Professional and other services	81	88	-8	251	264	-5
FDIC assessments	13	25	-50	58	122	-53
Advertising and marketing	23	27	-15	70	74	-6
Amortization of core deposit and other intangible assets	10	12	-24	32	40	-20
Other costs of operations	136	128	6	367	378	-3
Total other expense	1,363	1,303	5	4,114	3,996	3
Income before taxes	1,025	909	13	2,721	2,428	12
Income taxes	233	188	24	629	521	21
Net income	$792	$721	10%	$2,092	$1,907	10%

Third Quarter 2025 Results

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in millions)	2025	2025	2025	2024	2024
Interest income	$2,680	$2,609	$2,560	$2,707	$2,785
Interest expense	919	896	865	979	1,059
Net interest income	1,761	1,713	1,695	1,728	1,726
Provision for credit losses	125	125	130	140	120
Net interest income after provision for credit losses	1,636	1,588	1,565	1,588	1,606
Other income
Mortgage banking revenues	147	130	118	117	109
Service charges on deposit accounts	141	137	133	131	132
Trust income	181	182	177	175	170
Brokerage services income	34	31	32	30	32
Trading account and other non-hedging derivative gains	18	12	9	10	13
Gain (loss) on bank investment securities	1	—	—	18	(2)
Other revenues from operations	230	191	142	176	152
Total other income	752	683	611	657	606
Other expense
Salaries and employee benefits	833	813	887	790	775
Equipment and net occupancy	129	130	132	133	125
Outside data processing and software	138	138	136	125	123
Professional and other services	81	86	84	80	88
FDIC assessments	13	22	23	24	25
Advertising and marketing	23	25	22	30	27
Amortization of core deposit and other intangible assets	10	9	13	13	12
Other costs of operations	136	113	118	168	128
Total other expense	1,363	1,336	1,415	1,363	1,303
Income before taxes	1,025	935	761	882	909
Income taxes	233	219	177	201	188
Net income	$792	$716	$584	$681	$721

Third Quarter 2025 Results

Condensed Consolidated Balance Sheet

	September 30,
(Dollars in millions)	2025	2024	Change
ASSETS
Cash and due from banks	$1,950	$2,216	-12%
Interest-bearing deposits at banks	16,751	24,417	-31
Trading account	95	102	-7
Investment securities	36,864	32,327	14
Loans:
Commercial and industrial	61,887	61,012	1
Real estate - commercial	24,046	28,683	-16
Real estate - residential	24,662	23,019	7
Consumer	26,379	23,206	14
Total loans	136,974	135,920	1
Less: allowance for loan losses	2,161	2,204	-2
Net loans	134,813	133,716	1
Goodwill	8,465	8,465	—
Core deposit and other intangible assets	74	107	-31
Other assets	12,265	10,435	18
Total assets	$211,277	$211,785	—%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$44,994	$47,344	-5%
Interest-bearing deposits	118,432	117,210	1
Total deposits	163,426	164,554	-1
Short-term borrowings	2,059	2,605	-21
Long-term borrowings	12,928	11,583	12
Accrued interest and other liabilities	4,136	4,167	-1
Total liabilities	182,549	182,909	—
Shareholders' equity:
Preferred	2,394	2,394	—
Common	26,334	26,482	-1
Total shareholders' equity	28,728	28,876	-1
Total liabilities and shareholders' equity	$211,277	$211,785	—%

Third Quarter 2025 Results

Condensed Consolidated Balance Sheet, Five Quarter Trend

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in millions)	2025	2025	2025	2024	2024
ASSETS
Cash and due from banks	$1,950	$2,128	$2,109	$1,909	$2,216
Interest-bearing deposits at banks	16,751	19,297	20,656	18,873	24,417
Trading account	95	93	96	101	102
Investment securities	36,864	35,568	35,137	34,051	32,327
Loans:
Commercial and industrial	61,887	61,660	60,596	61,481	61,012
Real estate - commercial	24,046	24,567	25,867	26,764	28,683
Real estate - residential	24,662	24,117	23,284	23,166	23,019
Consumer	26,379	25,772	24,827	24,170	23,206
Total loans	136,974	136,116	134,574	135,581	135,920
Less: allowance for loan losses	2,161	2,197	2,200	2,184	2,204
Net loans	134,813	133,919	132,374	133,397	133,716
Goodwill	8,465	8,465	8,465	8,465	8,465
Core deposit and other intangible assets	74	84	93	94	107
Other assets	12,265	12,030	11,391	11,215	10,435
Total assets	$211,277	$211,584	$210,321	$208,105	$211,785

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$44,994	$47,485	$49,051	$46,020	$47,344
Interest-bearing deposits	118,432	116,968	116,358	115,075	117,210
Total deposits	163,426	164,453	165,409	161,095	164,554
Short-term borrowings	2,059	2,071	1,573	1,060	2,605
Long-term borrowings	12,928	12,380	10,496	12,605	11,583
Accrued interest and other liabilities	4,136	4,155	3,852	4,318	4,167
Total liabilities	182,549	183,059	181,330	179,078	182,909
Shareholders' equity:
Preferred	2,394	2,394	2,394	2,394	2,394
Common	26,334	26,131	26,597	26,633	26,482
Total shareholders' equity	28,728	28,525	28,991	29,027	28,876
Total liabilities and shareholders' equity	$211,277	$211,584	$210,321	$208,105	$211,785

Third Quarter 2025 Results

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three Months Ended						Change in Balance		Nine Months Ended
	September 30,		June 30,		September 30,		September 30, 2025 from		September 30,				Change
	2025		2025		2024		June 30,	September 30,	2025		2024		in
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	2025	2024	Balance	Rate	Balance	Rate	Balance
ASSETS
Interest-bearing deposits at banks	$17,739	4.43%	$19,698	4.47%	$25,491	5.43%	-10%	-30%	$19,037	4.46%	$28,467	5.48%	-33%
Trading account	95	3.48	95	3.46	101	3.40	—	-6	96	3.45	102	3.43	-6
Investment securities (1)	36,559	4.13	35,335	3.81	31,023	3.70	3	18	35,466	3.98	29,773	3.54	19
Loans:
Commercial and industrial	61,716	6.45	61,036	6.40	59,779	7.01	1	3	61,271	6.41	58,256	7.01	5
Real estate - commercial	24,353	6.35	25,333	6.31	29,075	6.27	-4	-16	25,308	6.27	31,069	6.34	-19
Real estate - residential	24,359	4.59	23,684	4.52	22,994	4.41	3	6	23,744	4.51	23,045	4.33	3
Consumer	26,099	6.60	25,354	6.57	22,903	6.72	3	14	25,275	6.58	22,009	6.63	15
Total loans	136,527	6.14	135,407	6.11	134,751	6.38	1	1	135,598	6.10	134,379	6.36	1
Total earning assets	190,920	5.59	190,535	5.51	191,366	5.82	—	—	190,197	5.54	192,721	5.79	-1
Goodwill	8,465		8,465		8,465		—	—	8,465		8,465		—
Core deposit and other intangible assets	79		89		113		-11	-31	86		126		-32
Other assets	11,589		11,172		9,637		4	20	11,141		9,696		15
Total assets	$211,053		$210,261		$209,581		—%	1%	$209,889		$211,008		-1%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$104,660	2.23%	$103,963	2.24%	$98,295	2.65%	1%	6%	$103,407	2.22%	$96,379	2.62%	7%
Time deposits	13,990	3.38	14,290	3.45	17,052	4.19	-2	-18	14,166	3.46	19,138	4.34	-26
Total interest-bearing deposits	118,650	2.36	118,253	2.38	115,347	2.88	—	3	117,573	2.37	115,517	2.90	2
Short-term borrowings	2,844	4.50	3,327	4.49	4,034	5.60	-15	-30	3,013	4.50	5,071	5.53	-41
Long-term borrowings	12,789	5.59	10,936	5.72	11,394	5.83	17	12	11,675	5.65	10,887	5.82	7
Total interest-bearing liabilities	134,283	2.71	132,516	2.71	130,775	3.22	1	3	132,261	2.71	131,475	3.24	1
Noninterest-bearing deposits	44,056		45,153		46,158		-2	-5	44,877		47,498		-6
Other liabilities	4,131		3,926		3,923		5	5	4,003		4,202		-5
Total liabilities	182,470		181,595		180,856		—	1	181,141		183,175		-1
Shareholders' equity	28,583		28,666		28,725		—	—	28,748		27,833		3
Total liabilities and shareholders' equity	$211,053		$210,261		$209,581		—%	1%	$209,889		$211,008		-1%
Net interest spread		2.88		2.80		2.60				2.83		2.55
Contribution of interest-free funds		.80		.82		1.02				.83		1.03
Net interest margin		3.68%		3.62%		3.62%				3.66%		3.58%

(1) Yields on investment securities for the three-month period ended June 30, 2025 and the nine-month period ended September 30, 2025 reflect $20 million and $18 million, respectively, of lower taxable-equivalent interest income resulting from an alignment of amortization periods for certain municipal bonds obtained from the acquisition of People’s United Financial, Inc.

Third Quarter 2025 Results

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
(Dollars in millions, except per share)
Income statement data
Net income
Net income	$792	$721	$2,092	$1,907
Amortization of core deposit and other intangible assets (1)	6	10	24	32
Net operating income	$798	$731	$2,116	$1,939
Earnings per common share
Diluted earnings per common share	$4.82	$4.02	$12.34	$10.78
Amortization of core deposit and other intangible assets (1)	.05	.06	.15	.19
Diluted net operating earnings per common share	$4.87	$4.08	$12.49	$10.97
Other expense
Other expense	$1,363	$1,303	$4,114	$3,996
Amortization of core deposit and other intangible assets	(10)	(12)	(32)	(40)
Noninterest operating expense	$1,353	$1,291	$4,082	$3,956
Efficiency ratio
Noninterest operating expense (numerator)	$1,353	$1,291	$4,082	$3,956
Taxable-equivalent net interest income	$1,773	$1,739	$5,202	$5,162
Other income	752	606	2,046	1,770
Less: Gain (loss) on bank investment securities	1	(2)	1	(8)
Denominator	$2,524	$2,347	$7,247	$6,940
Efficiency ratio	53.6%	55.0%	56.3%	57.0%
Balance sheet data
Average assets
Average assets	$211,053	$209,581	$209,889	$211,008
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(79)	(113)	(86)	(126)
Deferred taxes	24	28	25	30
Average tangible assets	$202,533	$201,031	$201,363	$202,447
Average common equity
Average total equity	$28,583	$28,725	$28,748	$27,833
Preferred stock	(2,394)	(2,565)	(2,394)	(2,328)
Average common equity	26,189	26,160	26,354	25,505
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(79)	(113)	(86)	(126)
Deferred taxes	24	28	25	30
Average tangible common equity	$17,669	$17,610	$17,828	$16,944
At end of quarter
Total assets
Total assets	$211,277	$211,785
Goodwill	(8,465)	(8,465)
Core deposit and other intangible assets	(74)	(107)
Deferred taxes	23	30
Total tangible assets	$202,761	$203,243
Total common equity
Total equity	$28,728	$28,876
Preferred stock	(2,394)	(2,394)
Common equity	26,334	26,482
Goodwill	(8,465)	(8,465)
Core deposit and other intangible assets	(74)	(107)
Deferred taxes	23	30
Total tangible common equity	$17,818	$17,940

(1) After any related tax effect.

Third Quarter 2025 Results

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
(Dollars in millions, except per share)
Income statement data
Net income
Net income	$792	$716	$584	$681	$721
Amortization of core deposit and other intangible assets (1)	6	8	10	10	10
Net operating income	$798	$724	$594	$691	$731
Earnings per common share
Diluted earnings per common share	$4.82	$4.24	$3.32	$3.86	$4.02
Amortization of core deposit and other intangible assets (1)	.05	.04	.06	.06	.06
Diluted net operating earnings per common share	$4.87	$4.28	$3.38	$3.92	$4.08
Other expense
Other expense	$1,363	$1,336	$1,415	$1,363	$1,303
Amortization of core deposit and other intangible assets	(10)	(9)	(13)	(13)	(12)
Noninterest operating expense	$1,353	$1,327	$1,402	$1,350	$1,291
Efficiency ratio
Noninterest operating expense (numerator)	$1,353	$1,327	$1,402	$1,350	$1,291
Taxable-equivalent net interest income	$1,773	$1,722	$1,707	$1,740	$1,739
Other income	752	683	611	657	606
Less: Gain (loss) on bank investment securities	1	—	—	18	(2)
Denominator	$2,524	$2,405	$2,318	$2,379	$2,347
Efficiency ratio	53.6%	55.2%	60.5%	56.8%	55.0%
Balance sheet data
Average assets
Average assets	$211,053	$210,261	$208,321	$211,853	$209,581
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(79)	(89)	(92)	(100)	(113)
Deferred taxes	24	26	27	29	28
Average tangible assets	$202,533	$201,733	$199,791	$203,317	$201,031
Average common equity
Average total equity	$28,583	$28,666	$28,998	$28,707	$28,725
Preferred stock	(2,394)	(2,394)	(2,394)	(2,394)	(2,565)
Average common equity	26,189	26,272	26,604	26,313	26,160
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(79)	(89)	(92)	(100)	(113)
Deferred taxes	24	26	27	29	28
Average tangible common equity	$17,669	$17,744	$18,074	$17,777	$17,610
At end of quarter
Total assets
Total assets	$211,277	$211,584	$210,321	$208,105	$211,785
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(74)	(84)	(93)	(94)	(107)
Deferred taxes	23	25	26	28	30
Total tangible assets	$202,761	$203,060	$201,789	$199,574	$203,243
Total common equity
Total equity	$28,728	$28,525	$28,991	$29,027	$28,876
Preferred stock	(2,394)	(2,394)	(2,394)	(2,394)	(2,394)
Common equity	26,334	26,131	26,597	26,633	26,482
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(74)	(84)	(93)	(94)	(107)
Deferred taxes	23	25	26	28	30
Total tangible common equity	$17,818	$17,607	$18,065	$18,102	$17,940

(1) After any related tax effect.